SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2005

INTERNET CAPITAL GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-26929	23-2996071
(State or other jurisdiction of incorporation	(Commission File Numbers)	(IRS Employer Identification No.)

690 Lee Road, Suite 310, Wayne, Pennsylvania 19087

(Address of Principal Executive Offices, including Zip Code)

(610) 727-6900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced, LinkShare Corporation, one of the Company’s partner companies, entered into an Agreement and Plan of Merger by and among Rakuten, Inc., Linda Acquisition Corp. and LinkShare, dated September 5, 2005 and as amended September 30, 2005 (the “Merger Agreement”), pursuant to which LinkShare will be acquired by Rakuten, Inc. Pursuant to the Merger Agreement, the acquisition of LinkShare by Rakuten was consummated on September 30, 2005. The Company’s share of the cash proceeds was $136 million. In addition, proceeds of $14 million were placed in escrow for one year in connection with the indemnity under the Merger Agreement. The Company recorded an after-tax gain of approximately $101 million. The release of any proceeds from escrow in 2006 will result in an additional gain.

Item 8.01 Other Events.

On October 3, 2005, the Company issued a press release. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release issued by Internet Capital Group, Inc. on October 3, 2005.

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SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.

Date: October 3, 2005

/s/ Suzanne L. Niemeyer
	By:	Suzanne L. Niemeyer
	Its:	Managing Director, General Counsel & Secretary

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by Internet Capital Group, Inc. on October 3, 2005.

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